UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8057 North Fraser Way Burnaby, British Columbia, Canada	V5J 5M8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Warrants, each to purchase one Common Share	SOLOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2023, ElectraMeccanica Vehicles Corp. (the “Company”) entered into a settlement deed (the “Settlement Agreement”) with Chongqing Zongshen Automobile Industry Co., Ltd. (“Zongshen”), effective as of May 4, 2023. The Settlement Agreement resolves all outstanding issues relating to the Company’s manufacturing agreement with Zongshen, dated September 29, 2017 (as amended to date, the “Manufacturing Agreement”), including the notice provided by the Company to Zongshen on December 20, 2022 to cease all production of SOLO vehicles (the “Cancellation Notice”) and the notice provided by the Company to Zongshen on February 16, 2023 of potential claims against Zongshen for supplying defective products (the “Defective Notice,” and collectively with the Manufacturing Agreement and the Cancellation Notice, the “Agreement and Notices”). Pursuant to the Manufacturing Agreement, Zongshen had agreed to manufacture the Company’s SOLO vehicles, and the Company agreed to certain target purchase volumes for the period from June 1, 2021 to November 30, 2023.

Pursuant to the Settlement Agreement, the Company has agreed, among other things, to (i) pay Zongshen $8.0 million in cash, (ii) forfeit $7.1 million in previously paid deposits to Zongshen, and (iii) provide Zongshen $1.0 million in the form of claims to certain agreed upon vendor owned vehicle parts, in full and final settlement, satisfaction, discharge and release of all claims that were or could have been brought relating to the Agreement and Notices. The Company is required to pay the cash portion of the settlement amount within 10 business days of the effective date of the Settlement Agreement. The parties have also agreed to provide mutual releases of all claims relating to the Agreement and Notices. Additionally, the parties have agreed to certain winding down obligations, including with respect to completed SOLO vehicles and SOLO parts in Zongshen’s possession, and to certain undertakings regarding non-disparagement.

The foregoing description of the Settlement Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Settlement Agreement, the parties terminated the Manufacturing Agreement. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

10.1	Settlement Deed, dated May 8, 2023, between ElectraMeccanica Vehicles Corp. and Chongqing Zongshen Automobile Industry Co., Ltd.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary